                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A


                        CURRENT REPORT--AMENDMENT NO. 1


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                Date of Report
                       (Date of earliest event reported)
                              September 20, 1996



                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
            (Exact name of registrant as specified in its charter)

              Delaware                     0-18312             76-0252850
    (State or other jurisdiction         (Commission         (IRS Employer
          of incorporation)              File Number)      Identification No.)


2835 Holmes Road, Houston, Texas                     77051
(Address of principal executive offices)          (Zip Code)


                                (713) 799-5100
             (Registrant's telephone number, including area code)

         ------------------------------------------------------------
         (Former name or former address, if changed since last report)


                                                   Total Number of Pages:  26
                                                                          ----
                                            Exhibit Index Located at Page  25
                                                                          ----

                   INFORMATION TO BE INCLUDED IN THE REPORT

       The Registrant hereby amends the following items, financial statements and exhibits of its Form 8-K Report filed on October 7, 1996.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a) Financial Statements of Vetco Pipeline Services, Inc.

           The financial statements of Vetco Pipeline Services, Inc. required to be filed pursuant to Item 7 of Form 8-K are attached hereto as Item 7(a).

       (b) Pro Forma Financial Information.

           The pro forma financial information required to be filed pursuant to
       Item 7 of Form 8-K is attached hereto as Item 7(b).

       (c)  Exhibits.

       23.1 Consent of Coopers and Lybrand L.L.P.

                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           TUBOSCOPE VETCO INTERNATIONAL CORPORATION



Date: November 11, 1996    By:  /s/ JOSEPH C. WINKLER
                                ---------------------
                           Joseph C. Winkler
                           Executive Vice President, Chief Financial Officer
                           and Treasurer

                                                                       ITEM 7(a)


                         VETCO PIPELINE SERVICES, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS
                    WITH REPORT OF INDEPENDENT ACCOUNTANTS
                         AS OF AND FOR THE YEAR ENDED
                               DECEMBER 31, 1995

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Vetco Pipeline Services, Inc.


We have audited the accompanying consolidated balance sheet of Vetco Pipeline Services, Inc. as of December 31, 1995, and the consolidated related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vetco Pipeline Services, Inc. as of December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, effective January 1, 1995 the Company changed its method of accounting for income taxes.


                           Coppers & Lybrand L.L.P.


Houston, Texas
February 9, 1996

VETCO PIPELINE SERVICES, INC.
CONSOLIDATED BALANCE SHEET
December 31, 1995


                               ASSETS                                           1995
                                                                           (IN THOUSANDS,
                                                                            EXCEPT SHARE
                                                                              AMOUNTS)
Current assets:
 Cash and cash equivalents...........................................         $   776
 Accounts receivable, less allowance for doubtful accounts of $399...           2,054
 Costs in excess of billings on uncompleted
 contracts...........................................................           1,767
 Inventory...........................................................           2,166
 Prepaid expenses and other assets...................................              48
                                                                              -------
      Total current assets...........................................           6,811
                                                                              -------
Property, plant and equipment, net...................................           5,209
Debt issue costs.....................................................              85
                                                                              -------
      Total assets...................................................         $12,105
                                                                              =======

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Note payable to Parent.............................................         $ 5,147
  Account payable to Parent..........................................              26
  Accounts payable...................................................             604
  Accrued liabilities................................................             717
  Billings in excess of costs on uncompleted contracts...............             314
                                                                              -------
      Total current liabilities                                                 6,808
                                                                              -------
Commitments and contingencies (Notes 4, 7 and 8)

Stockholders' equity:
  Common stock, $1.00 par value, 1,000,000 shares authorized,
     508,885 shares issued and 508,054 shares outstanding............             509
  Preferred stock, $500 par value, 10,000 shares authorized, issued             5,000
     and outstanding.................................................
Additional paid-in capital...........................................           1,935
Accumulated deficit..................................................          (2,141)
                                                                              -------
                                                                                5,303
      Less treasury stock, at cost - 831 shares......................              (6)
                                                                              -------
      Total stockholders' equity.....................................           5,297
                                                                              -------
        Total liabilities and stockholders' equity...................         $12,105
                                                                              =======

The accompanying notes are an integral part of the consolidated financial statements.

VETCO PIPELINE SERVICES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
for the year ended December 31, 1995


                                                                    1995
                                                               (IN THOUSANDS)

Revenues....................................................       $10,707
Costs of operations.........................................         7,313
                                                                   -------
                                                                     3,394
                                                                   -------
Operating expenses:
  Selling expense............................................        1,395
  General and administrative expense.........................        3,355
                                                                   -------
    Total operating expenses.................................        4,750
                                                                   -------
    Loss from operations.....................................       (1,356)
                                                                   -------
Other income (expense):
  Interest expense to Parent.................................         (144)
  Interest expense to third parties..........................         (739)
  Other, net.................................................          (93)
                                                                   -------
                                                                      (976)
                                                                   -------
    Net loss before extraordinary item.......................       (2,332)
                                                                   -------
Extraordinary item - loss on early extinguishment of debt...           116
                                                                   -------
    Net loss.................................................      $(2,448)
                                                                   =======

   The accompanying notes are an integral part of the consolidated financial statements.

VETCO PIPELINE SERVICES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY for the year ended December 31, 1995
(In thousands)


                                TREASURY    COMMON   PREFERRED   ADDITIONAL   RETAINED     TOTAL
                                  STOCK     STOCK      STOCK      PAID-IN     EARNINGS
                                                                  CAPITAL     (DEFICIT)
Balance, January 1, 1995.....        $(6)     $509                   $1,935    $   307    $ 2,745
Net loss for the year........                                                   (2,448)    (2,448)
Preferred stock issued.......                           $5,000                              5,000
                                     ---      ---       ------       ------    ------     -------
Balance, December 31, 1995...        $(6)     $509      $5,000       $1,935    $(2,141)   $ 5,297
                                     ===      ====      ======       ======    =======    =======

   The accompanying notes are an integral part of the consolidated financial statements.

VETCO PIPELINE SERVICES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
for the year ended December 31, 1995

                                                                   1995
                                                                   (IN
                                                                THOUSANDS)
Cash flows from operations:
  Net loss....................................................    $(2,448)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Extraordinary item......................................        116
      Depreciation............................................      1,543
      Amortization of debt issue costs........................        122
      Provision for bad debts.................................        360
      Provision for write-downs on inventories................         60
      Increase in accounts receivable.........................        (64)
      Increase in costs in excess of
        billings on uncompleted contracts.....................         (9)
      Decrease in inventory...................................        110
      Increase in prepaid expenses and other assets...........        (18)
      Decrease in accounts payable to Parent..................        (72)
      Decrease in accounts payable............................       (249)
      Decrease in accrued liabilities.........................        (69)
      Decrease in billings in excess of costs
          on uncompleted contracts............................       (112)
                                                                  -------
          Net cash used in operating activities...............       (730)
                                                                  -------

Cash flows from investing activities:
  Capital expenditures........................................     (1,590)
                                                                  -------
      Net cash used for investing activities..................     (1,590)
                                                                  -------


Cash flows from financing activities:
  Proceeds from issuance of debt..............................        350
  Proceeds from note payable to Parent........................     10,147
  Repayment of debt...........................................     (6,753)
  Repayment of note payable to Parent.........................     (6,272)
  Proceeds from issuance of preferred stock...................      5,000
  Decrease in restricted cash.................................         60
                                                                  -------
      Net cash provided by financing activities...............      2,532
                                                                  -------
Net increase in cash and cash equivalents.....................        212
                                                                  -------
Cash and cash equivalents at beginning of year................        564
                                                                  -------
Cash and cash equivalents at end of year......................    $   776
                                                                  =======

Supplemental disclosure:
  Cash paid for interest.....................................     $   913
  Cash paid for income taxes.................................          32

   The accompanying notes are an integral part of the consolidated financial statements.

VETCO PIPELINE SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



  1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     ORGANIZATION

     Vetco Pipeline Services, Inc. (the "Company"), a subsidiary of Rauma USA, Inc. (the "Parent"), was incorporated in the state of Texas in April of 1990. The Company's primary business activity is the inspection of pipelines for both pipeline companies and oil and gas companies throughout the world. The significant accounting policies of the Company are described below.

     CONSOLIDATION

     The financial statements include Vetco Pipeline Services, Inc. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

     INVENTORY

     Inventory, which consists primarily of spare parts used in the repair and maintenance of the Company's equipment, is carried at the lower of weighted average cost or market, which approximates first-in, first-out.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost. Additions, renewals and improvements are capitalized. The asset and accumulated depreciation accounts are relieved for dispositions with resulting gains or losses reflected in earnings. Maintenance and repairs are expensed as incurred. Depreciation of property, plant and equipment is provided using the straight-line method over the estimated useful lives of the various assets.

     COMPUTER SOFTWARE COSTS

     Costs incurred internally in creating a computer software product are charged to expense when incurred as research and development until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. Thereafter, all software production costs are capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product. Unamortized computer software costs amounted to $479,000 at December 31, 1995 and has been included in property, plant and equipment on the balance sheet. Amortization amounted to $96,000 during 1995.

     INCOME TAXES

     The Company joins with its Parent to file a consolidated federal income tax return. Effective January 1, 1995 the Parent adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109"). Under SFAS 109, deferred taxes are provided at enacted tax rates on temporary differences between assets and liabilities for financial and tax reporting purposes. Its provisions require subsidiaries to record federal income tax liabilities/assets or expense/benefit (current or deferred) on a separate company basis. The adoption of SFAS 109 did not have a material impact on the financial statements.

VETCO PIPELINE SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


  1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
     INCOME TAXES, CONTINUED:

     Pursuant to the Rauma USA, Inc. and Subsidiaries Agreement to Apportion Consolidated Federal Income Tax Liability (the "Agreement"), members whose credits and deductions have been utilized will not receive any reimbursement or compensation from the Parent or any other member of the Agreement for the use of such credits and deductions.

     Federal income taxes have not been provided on undistributed earnings of foreign subsidiaries because the Company intends to reinvest their earnings or to repatriate such earnings only when tax effective to do so.

     CASH EQUIVALENTS

     The Company considers cash on hand, deposits in banks and highly liquid investments with original maturities of three months or less as cash equivalents.

     REVENUE AND COST RECOGNITION

     Revenues from service contracts are recognized on the percentage-of-completion method; however, in most instances estimating the final outcome of a contract is impractical until field work is complete. Accordingly, no gross margin is recognized until the completion of field work. Upon completion of field work the final outcome can be estimated more precisely and gross margin is recognized on the basis of incurred costs to estimated total costs.

     Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor, supplies, repairs and depreciation costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such loses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

     DEBT ISSUE COSTS

     Debt issue costs relating to the Company's long-term debt are amortized to interest expense over the scheduled maturity of the debt utilizing the interest method. Unamortized debt issue costs relating to long-term debt retired prior to its scheduled maturity are charged to expense as an extraordinary item.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company includes fair value information in the notes to the financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

     MANAGEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

VETCO PIPELINE SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

  1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     RECENTLY ISSUED PRONOUNCEMENT

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." The Company plans to adopt the requirements of SFAS 121 during fiscal year 1996. Its adoption is not expected to have a material effect on the financial statements.

  2. CONTRACTS IN PROGRESS:

     Information with respect to contracts in process at December 31, 1995 is as follows:

                                                                       1995
                                                                  (IN THOUSANDS)
            Uncompleted contracts:
            Costs incurred....................................      $ 1,073
            Estimated earnings................................          920
                                                                    -------
                                                                      1,993
            Less billings to date.............................         (540)
                                                                    -------
                                                                    $ 1,453
                                                                    =======

                                                                       1995
                                                                  (IN THOUSANDS)
     The balance sheet includes these amounts
       under the following captions:

            Costs in excess of billings on uncompleted
              contracts.......................................      $ 1,767
            Billings in excess of costs on uncompleted
              contracts.......................................         (314)
                                                                    -------
                                                                    $ 1,453
                                                                    =======


  3. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consisted of the following at December 31, 1995:

                                                                        1995
                                                                  (IN THOUSANDS)
            Land..............................................      $   486
            Building..........................................          790
            Machinery.........................................        8,128
            Software..........................................          479
            Furniture and fixtures............................           86
            Automobiles.......................................          164
            Construction in progress..........................          685
                                                                    -------
            Total property, plant and equipment...............       10,818

            Less accumulated depreciation.....................       (5,609)
                                                                    -------
                                                                    $ 5,209
                                                                    =======

VETCO PIPELINE SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

  4. NOTE PAYABLE TO PARENT:

     During 1995, the Company entered into a Cash Management Master Agreement with The First Bank of Boston through its Parent. Under the terms of this agreement the Company can receive funding through a master account held by its Parent. The Company's outstanding balance under this agreement at December 31, 1995, was $5,147,000 and is reflected as a current liability in the consolidated financial statements. The interest rate on the note at December 31, 1995 was 6.5%. Under the terms of this agreement, the Parent pledges substantially all of its assets as collateral for the loan.

  5. INCOME TAXES:

     For the year ended December 31, 1995, the Company recorded a net loss; therefore, no provision for income taxes was required on a stand alone basis. Deferred tax assets and liabilities are comprised of the following at December 31, 1995 (in thousands):

                                                                   1995
                                                              (IN THOUSANDS)
            Deferred tax assets:
               Net operating loss carryforward...............   $ 421
               Alternative minimum tax credit carryforward...      98
               Allowance for bad debts.......................      72
               Inventory reserve.............................      46
               Accrued vacation pay..........................      75
               Other.........................................       4
                                                                -----

                  Gross deferred tax assets..................     716

            Deferred tax liabilities:
               Depreciation..................................     131
               Amortization of computer software.............      67
                                                                -----

                  Gross deferred tax liabilities.............     198
                                                                -----

            Net deferred tax asset..........................      518
            Valuation allowance.............................     (518)
                                                                -----

                                                                $  --
                                                                =====

     The net deferred tax asset valuation allowance represents that amount for which utilization is not assured due to the uncertainty of realizing deferred tax assets. On a separate company basis, the Company has available approximately $340,000 of U.S. federal regular tax operating losses and $769,000 Canadian tax operating losses. The Company's U.S. federal regular tax net operating losses expire 2008 and the Canadian tax operating losses expire as follows:

                       1998...................    $   64,000
                       2000...................       553,000
                       2001...................       152,000
                                                    --------
                                                    $769,000
                                                    ========

VETCO PIPELINE SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

  5. INCOME TAXES, CONTINUED:

     The reconciliation of the expected to the computed tax benefit is as follows at December 31, 1995 (in thousands):

          Tax benefit at federal statutory rate.....  $(793)
          Net operating losses not utilized.........    793
                                                       ----
                                                      $   0
                                                       ====

  6. DEFINED CONTRIBUTION PLAN:

     The Company maintains a defined contribution plan for its permanent employees. Under the plan, eligible employees may contribute amounts through payroll deductions, supplemented by employer contributions, for investment in various funds established by the plan. The Company's contribution to the plan was $70,000 in 1995.

  7. CONCENTRATION OF CREDIT RISK:

     The market for the Company's services consists of numerous customers concentrated in the oil and gas transportation industry. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Additionally, the Company had balances of $472,000 and $264,000 in accounts at two financial institutions as of December 31, 1995, of which only $100,000 of each balance is insured by the Federal Deposit Insurance Corporation.

     The accounts receivable and cash balances as of December 31, 1995 include amounts totaling $286,000 that relate to balances denominated in Mexican pesos. Those amounts are stated using the exchange rate as of December 31, 1995.

  8. COMMITMENTS AND CONTINGENCIES:

     A summary of future minimum lease commitments at December 31, 1995 under noncancelable operating lease agreements for office equipment, facilities and a vehicle is as follows (in thousands):

                 1996.........................    $100
                 1997.........................      78
                 1998.........................      47
                 1999.........................      43
                 2000.........................      22
                                                  ----
                 Total........................    $290
                                                  ====

     Rental expense amounted to $147,000 for the year ended December 31, 1995.

     The Company has issued four stand-by letters of credit totaling $200,000 to guarantee foreign bid proposals. The letters of credit will expire in 1996.

     The Company is obligated to pay a commitment fee on the daily unused amount of its revolving credit commitment with a bank at a rate of 0.5% per annum. As of December 31, 1995 the Company had an unused balance of $2,500,000.

VETCO PIPELINE SERVICES, INC.

  8. COMMITMENTS AND CONTINGENCIES, CONTINUED:

     The Company has signed an agreement with each of the employees who are also shareholders of the Company that requires the Company to repurchase an employee's shares if the employee resigns or is terminated. As of December 31, 1995, the total value of the shares the Company could be required to repurchase is approximately $53,000.

  9. RELATED PARTIES:

     The Company's Common Stock is owned 81.88% by the Parent. The remaining 18.12% of the Company's Common Stock is owned by employees. During December 1995, the Company issued 10,000 shares of Preferred Stock to its Parent in exchange for $5,000,000. The Company had the following amounts outstanding to the Parent at December 31, 1995.

                                                                     1995
                                                                (IN THOUSANDS)
        Parent guaranteed note payable at 6.5% per annum,           $5,147
          due in 1996 (See Note 4)..........................
        Account payable to Parent...........................            26

      The Parent has committed in writing to provide the Company with financing and/or cash as necessary to allow the Company to continue operations through at least January 1, 1997.

  10. GEOGRAPHIC SEGMENT INFORMATION:

      The following table summarizes financial information by domestic and foreign area at December 31, 1995 and for the year then ended (in thousands):

          Net revenues from unaffiliated customers:
            Domestic operations....................    $ 7,440
            Canadian operations....................      1,488
            Mexican operations.....................      1,779
                                                       -------
                                                       $10,707
                                                       =======

          Net loss before extraordinary item:
            Domestic operations....................    $(2,635)
            Canadian operations....................        218
            Mexican operations.....................         85
                                                       -------
                                                       $(2,332)
                                                       =======
          Identifiable assets:
            Domestic operations....................    $10,293
            Canadian operations....................      1,545
            Mexico operations......................        267
                                                       -------
                                                       $12,105
                                                       =======

          Export revenues by geographic region:
            Latin America..........................         33
            Europe.................................        747
            Middle East............................        211
            Africa.................................      1,110
            Far East...............................        236
                                                       -------
                                                       $ 2,337
                                                       =======

VETCO PIPELINE SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

  11. SUBSEQUENT EVENT (UNAUDITED):

      On September 20, 1996, Tuboscope Vetco International Corporation, through its subsidiaries, acquired all of the outstanding shares of the Company.

                         VETCO PIPELINE SERVICES, INC.
                     CONDENSED CONSOLIDTAED BALANCE SHEET
                                 JUNE 30, 1996
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                     JUNE 30,
                                                                      1996
                                                                   -----------
ASSETS                                                             (UNAUDITED)
Current assets:
  Cash and cash equivalents.....................................   $       963
  Accounts receivable...........................................         2,267
  Costs in excess of billings on uncompleted contracts..........         1,539
  Inventory.....................................................         1,745
  Prepaid expenses and other assets.............................            96
                                                                   -----------
       Total current assets.....................................         6,610
Property, plant and equipment, net..............................         5,330
                                                                   -----------
       Total assets.............................................   $    11,940
                                                                   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Note payable to Parent........................................   $     5,000
  Accounts payable to Parent....................................            26
  Accounts payable..............................................           747
  Accrued liabilities...........................................         1,038
  Billings in excess of costs on uncompleted contracts..........           189
                                                                   -----------
       Total current liabilities................................         7,000

Stockholders' equity:
  Common stock, $1.00 par value, 1,000,000 shares authorized,
     508,885 shares issued and 508,054 shares outstanding.......           509
  Preferred stock, $500 par value, 10,000 shares authorized, issued
     and outstanding............................................         5,000
  Additional paid-in capital....................................         1,936
  Accumulated deficit...........................................        (2,499)
                                                                   -----------
                                                                         4,946
       Less treasury stock, at cost - 831 shares................            (6)
                                                                   -----------
       Total stockholders' equity...............................         4,940
                                                                   -----------
          Total liabilities and stockholders' equity............   $    11,940
                                                                   ===========

    See accompanying notes to unaudited condensed consolidated financial statements.

                         VETCO PIPELINE SERVICES, INC.

                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                (IN THOUSANDS)

                                         JUNE 30,    JUNE 30,
                                          1996        1995
                                        ---------   ---------
                                            (UNAUDITED)
Revenues.............................   $   6,358   $   5,195
Costs of operations..................       4,324       3,939
                                        ---------   ---------
       Gross profit..................       2,034       1,256

Operating expenses:
Selling expense......................         644         580
General and administrative expense...       1,573       1,584
                                        ---------   ---------
       Total operating expenses......       2,217       2,164
                                        ---------   ---------
   Loss from operations..............        (183)       (908)
                                        ---------   ---------

Other income (expense):..............
   Interest expense..................        (147)       (394)
   Other, net........................         (28)        (13)
                                        ---------   ---------
       Net loss......................   $    (358)  $  (1,315)
                                        =========   =========

           See accompanying notes to unaudited condensed consolidated financial statements.

                         VETCO PIPELINE SERVICES, INC.
                CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                (IN THOUSANDS)

                                                               JUNE 30,    JUNE 30,
                                                                 1996        1995
                                                              ---------   ---------
                                                                   (UNAUDITED)
Cash flows from operations:
  Net loss..................................................  $    (358)  $  (1,315)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Depreciation and amortization...........................        648         789
    Provision for bad debts.................................         30          30
    Provision for write-downs on inventories................         60          30
    Increase in accounts receivable.........................       (243)       (567)
    Decrease in costs in excess of billings on
      uncompleted contracts.................................        228         356
    Decrease (increase) in inventory........................        362        (530)
    Decrease in prepaid expenses............................         37          48
    Increase in accounts payable............................        143         248
    Increase in accrued liabilities.........................        321          16
    Decrease in billings in excess of costs
      on uncompleted contracts..............................       (125)        (88)
                                                              ---------   ---------
      Net cash provided by (used in) operating activities...      1,103        (983)

Cash flows from investing activities:
  Capital expenditures......................................       (769)       (289)
                                                              ---------   ---------
    Net cash used for investing activities..................       (769)       (289)

Cash flows from financing activities:
  Repayment of debt.........................................       (147)        --
  Borrowings on debt........................................        --        1,317
                                                               --------   ---------
    Net cash provided by (used in) financing activities.....       (147)      1,317
                                                               --------   ---------
Net increase in cash and cash equivalents...................        187          45
  Cash and cash equivalents at beginning of year............        776         624
                                                               --------   ---------
  Cash and cash equivalents at end of year..................   $    963   $     669
                                                               =========  =========

See accompanying notes to unaudited condensed consolidated financial statements.

               VETCO PIPELINE SERVICES, INC. NOTES TO UNAUDITED
        CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS
                         ENDED JUNE 30, 1996 AND 1995



  1. Organization and Basis of Presentation of Unaudited Condensed Consolidated Financial Statements.

     The accompanying unaudited condensed consolidated financial statements of Vetco Pipeline Services, Inc. ("Vetco Pipeline") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information in footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to these rules and regulations. The unaudited condensed consolidated financial statements included in this report reflect all the adjustments (consisting of normal recurring adjustments) which are considered necessary for a fair presentation of the results of operations for the interim periods covered and for the financial condition of Vetco Pipeline at the date of the interim balance sheet. Results for the interim periods are not necessarily indicative of results of the year.

     The unaudited condensed consolidated financial statements included in this report should be read in conjunction with the audited financial statements and accompanying notes of Vetco Pipeline included elsewhere in this Form 8-K/A filing.

  2. Acquisition of Vetco Pipeline by Tuboscope Vetco International Corporation.

     On September 20, 1996, Tuboscope Vetco International Corporation, through its subsidiaries, acquired all of the outstanding shares of capital stock of Vetco Pipeline for an aggregate purchase price of $8.5 million in cash plus additional earnout consideration contingent upon the realization of gross profit from certain contracts.

                                                                       ITEM 7(b)


                           TUBOSCOPE/VETCO PIPELINE
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 JUNE 30, 1996
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)



                                                                                  TUBOSCOPE/
                                                                                VETCO PIPELINE       TUBOSCOPE/
                                                                                  PRO FORMA        VETCO PIPELINE
                                                VETCO PIPELINE     TUBOSCOPE      ACQUISITION         PRO FORMA
                   ASSETS                         HISTORICAL       HISTORICAL    ADJUSTMENTS(1)     CONSOLIDATION
---------------------------------------------   --------------     ----------   ---------------    --------------
Current assets:
  Cash and cash equivalents..................   $          963     $    7,912   $            --    $        8,875
  Accounts receivable, net...................            2,267         50,449                --            52,716
  Inventory, net.............................            1,745         14,039                --            15,784
  Deferred federal income taxes..............               --          2,521                --             2,521
  Prepaid expenses and other.................            1,635          6,998                --             8,633
                                                --------------     ----------   ---------------    --------------
     Total current assets....................            6,610         81,919                --            88,529

Property and equipment......................            11,587        155,304            (6,792)          160,099
Accumulated depreciation and amortization...            (6,257)       (48,146)            6,257           (48,146)
                                                --------------     ----------   ---------------    --------------
  Net property and equipment.................            5,330        107,158              (535)          111,953

Identified intangibles, net.................                --         18,682                --            18,682
Goodwill, net...............................                --         27,856                --            27,856
Other assets, net...........................                --          4,630                --             4,630
                                                --------------     ----------   ---------------    --------------
     Total assets............................   $       11,940     $  240,245   $          (535)   $      251,650
                                                ==============     ==========   ===============    ==============

         LIABILITIES AND EQUITY
--------------------------------------------

Current liabilities:
  Accounts payable...........................   $          773     $   14,981   $            --    $       15,754
  Accrued liabilities........................            1,227         18,639               905            20,771
  Federal and foreign income taxes payable...               --          2,041                --             2,041
  Current portion of long-term debt to Parent            5,000             --            (5,000)               --
  Current portion of long-term debt..........               --          4,300                --             4,300
                                                --------------     ----------   ---------------    --------------
     Total current liabilities...............            7,000         39,961            (4,095)           42,866

Long-term debt...............................               --        104,159             8,500           112,659
Pension liabilities..........................               --          9,142                --             9,142
Deferred taxes payable.......................               --         10,025                --            10,025
Other liabilities............................               --          1,368                --             1,368
                                                --------------     ----------   ---------------    --------------
     Total liabilities.......................            7,000        164,655             4,405           176,060

Redeemable Series A Preferred Stock..........               --         10,175                --            10,175
                                                --------------     ----------   ---------------    --------------

Common stockholders' equity:
  Common stock, $.01 par value,
      60,000,000 shares authorized and
      41,566,030 outstanding..................             509            186              (509)              186
  Paid in-capital.............................           1,930        116,934            (1,930)          116,934
Preferred Stock...............................           5,000             --            (5,000)               --
  Retained earnings (deficit).................          (2,499)       (49,114)            2,499           (49,114)
  Cumulative translation adjustment                         --         (2,591)               --            (2,591)
                                                --------------     ----------   ---------------    --------------
     Total common stockholder's equity.......            4,940         65,415            (4,940)           65,415
                                                --------------     ----------   ---------------    --------------
     Total liabilities and equity............   $       11,940     $  240,245   $          (535)   $      251,650
                                                ==============     ==========   ===============    ==============

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                           TUBOSCOPE/VETCO PIPELINE
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                                 SIX MONTHS ENDED JUNE 30, 1996
                                                ------------------------------------------------------------------
                                                          HISTORICAL                PRO FORMA          PRO FORMA
                                                ------------------------------     ACQUISITION        ACQUISITION
                                                VETCO PIPELINE     TUBOSCOPE       ADJUSTMENTS          COMBINED
                                                ---------------   ------------     ------------       ------------

Revenue......................................   $         6,358   $    141,661     $        --        $    148,019
Cost of sales................................             4,324        102,178              --             106,502
                                                ---------------   ------------     ------------       ------------
Gross profit.................................             2,034         39,483              --              41,517

Selling, general, and administrative costs...             2,217         17,550              --              19,767
Write-off of long-term assets................               --          63,061              --              63,061
Drexel transaction costs.....................               --          11,206              --              11,206
                                                ---------------   ------------     ------------       ------------
Operating loss...............................              (183)       (52,334)             --             (52,517)

Interest expense.............................               147          6,010              129 (2)          6,286
Other expense................................                28            348              --                 376
                                                ---------------   ------------     ------------       ------------
Loss before income taxes.....................              (358)       (58,692)            (129)           (59,179)
Benefit  for income taxes....................               --          (1,916)             (52) (3)        (1,968)
                                                ---------------   ------------     ------------       ------------
Net loss.....................................   $          (358)  $    (56,776)    $        (77)      $    (57,211)
                                                ===============   ============     ============       ============
Net loss per share...........................                     $      (1.86)                       $      (1.88)
                                                                  ============                        ============
Weighted average shares......................                       30,475,362                          30,475,362
                                                                  ============                        ============
Depreciation and amortization................   $          648    $      6,960     $        --        $      7,608
                                                ===============   ============     ============       ============

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                           TUBOSCOPE/VETCO PIPELINE
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                                         TWELVE MONTHS ENDED DECEMBER 31, 1995
                                                           -----------------------------------------------------------------
                                                                     HISTORICAL              PRO FORMA            PRO FORMA
                                                           ------------------------------   ACQUISITION          ACQUISITION
                                                           VETCO PIPELINE     TUBOSCOPE     ADJUSTMENTS           COMBINED
                                                           --------------    ------------   -----------          -----------

Revenue...............................................     $       10,707    $    190,015   $       --           $   200,722
Cost of sales.........................................              7,313         138,367           --               145,680
                                                           --------------    ------------   -----------          -----------
Gross profit..........................................              3,394          51,648           --                55,042

Selling, general, and administrative costs............              4,750          24,188           --                28,938
                                                           --------------    ------------   -----------          -----------
Operating profit (loss)...............................             (1,356)         27,460           --                26,104

Interest expense......................................                883          12,328          (331) (2)          12,880
Other expense.........................................                 93             (73)          --                    20
                                                           --------------    ------------   -----------          -----------
Income (loss) before income taxes.....................             (2,332)         15,205           331               13,204
Provision for income taxes............................                --            6,386           132  (3)           6,518
                                                           --------------    ------------   -----------          -----------
Net income (loss).....................................             (2,332)          8,819           199                6,686

Dividends applicable to Series A
 Convertible Preferred Stock..........................                --              700           --                   700
                                                           --------------    ------------   -----------          -----------
Net income (loss) applicable to Common Stock..........     $        2,332    $      8,119   $       199          $     5,986
                                                           ==============    ============   ===========          ===========
Net income per share..................................                       $       0.44                        $      0.32
                                                                             ============                        ===========
 Weighted average shares..............................                         18,530,338                         18,530,338
                                                                             ============                        ===========
 Depreciation and amortization........................     $        1,544    $     15,037   $       --           $    16,581
                                                           ==============    ============   ===========          ===========

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                           TUBOSCOPE/VETCO PIPELINE
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation. The Unaudited Pro Forma Condensed Combined Financial Statements are presented to give pro forma effect to the acquisition by Tuboscope Vetco International Corporation (the "Company"), through its subsidiaries, of Vetco Pipeline Services, Inc. ("Vetco Pipeline") for an aggregate purchase price of $8,500,000. The purchase method of accounting has been used in preparing the Unaudited Pro Forma Condensed Combined Financial Statements of the Company with respect to the acquisition of Vetco Pipeline. The statement of operations for the six months ended June 30, 1996 and fiscal year ended December 31, 1995 combines the results of operations for Tuboscope's six months ended June 30, 1996 and fiscal year ended December 31, 1995 with Vetco Pipeline's results for the same periods. Purchase accounting values have been assigned on a preliminary basis and will be adjusted upon the completion of a valuation study. The pro forma results included herein are not necessarily indicative of actual results that might have occurred had the operations been combined during all of the periods presented. No pro forma adjustment has been made to depreciation expense due to immateriality.

(1) To record Tuboscope's purchase of Vetco Pipeline for $8,500,000. The payment was assumed to be funded through the Company's revolving credit facility. Adjustments to assets include the elimination of accumulated depreciation of $6,257,000 against the historical costs of fixed assets and the step-down in purchase price of $535,000 against fixed assets. Adjustments to liabilities and equity include the $8,500,000 payment for the acquisition of Vetco Pipeline as an increase in the revolving credit facility, purchase accounting accruals associated with restructuring costs and management agreements, the elimination of $5,000,000 of Vetco Pipeline's debt and preferred stock (not assumed as part of the acquisition) and the elimination of Vetco Pipeline's equity accounts.

(2) To record adjustments to interest expense based on outstanding debt related to the purchase price.

(3) To reflect the tax effect on the pro forma adjustments.

                          EXHIBIT INDEX TO FORM 8-K/A

Exhibit No.      Description                            Sequentially
                                                        Numbered Page
23.1             Consent of Coopers & Lybrand L.L.P.          26
